Exhibit 15.2

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100069) of NetEase.com, Inc. of our report dated June 26, 2008, relating to the financial statements, Financial Statements Schedule I and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

June 26, 2008